UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2006

1-800-FLOWERS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26841	11-3117311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514
(Address of principal executive offices) (Zip Code)

(516) 237-6000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 4, 2006, 1-800-Flowers.com, Inc. (“1-800-Flowers” or the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) to report that it had completed its acquisition of all of the outstanding capital stock of Fannie May Confections Brands, Inc. (“Fannie May”), a Utah corporation, from Taz Murray, David Taiclet, Murray Family Partnership, Terry Mitchell, Lewis V. Nord, Kayne Anderson Capital Advisors, L.P. and Delaware Street Capital Master Fund, L.P. (the “Fannie May Holders”) for a purchase price of approximately $85.0 million in cash, subject to adjustment for working capital, and certain “earn-out” incentives which amount to a maximum of $4.5 million during the year ending July 1, 2007 and $1.5 million during the year ending June 29, 2008, upon achievement of specified earnings targets. In order to finance the acquisition, on May 1, 2006, the Company entered into a $135.0 million secured credit facility with JPMorgan Chase Bank, N.A., as administrative agent, and a group of lenders (the “2006 Credit Facility”). The 2006 Credit Facility includes an $85.0 million term loan and a $50.0 million revolving facility, which bear interest at LIBOR plus 0.625% to 1.125%, with pricing based upon the Company’s leverage ratio. At closing, the Company borrowed $85.0 million of the term facility to acquire all of the outstanding capital stock of Fannie May. At the time of the filing, certain financial statements were not available and, accordingly were not filed with the Current Report. The Company is filing this Amendment to include in the Current Report those financial statements and the pro forma financial information required to be filed under Item 9.01.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The audited financial statements of Fannie May Confections Brands, Inc. (“Fannie May”) required to be filed pursuant to Item 9.01(a) of Form 8-K are included as Exhibit 99.1 of the Current Report on Form 8-K/A. On May 1, 2006, 1-800-Flowers.com, Inc. (“1-800-Flowers” or the “Company”) completed the acquisition of all of the outstanding capital stock of Fannie May, immediately subsequent to the “spin-off” of certain operating subsidiaries of Fannie May, namely Kencraft, Inc., Alpine Confections Canada, ULC dba Dynamic Chocolates, and Maxfield Candy Company (together referred to as “KDM”). The two retained subsidiaries, Harry London Candies, Inc. and Fannie May Confections, Inc. comprised the majority of the revenues, and substantially all of the operating profit of Fannie May Confections Brands, Inc. prior to the “spin-off” of KDM. Audited financial statements of Fannie May are included to provide investors with the financial history of the acquired business. Elimination of the operating subsidiaries not acquired by the Company is shown in the unaudited pro forma financial statements (Exhibit 99.2), presenting the effects of the “spin-off” prior to the acquisition.

(b)   Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K is included as Exhibit 99.2 of this Current Report on Form 8-K/A.

(d)   Exhibits.

Exhibit 23.1 Grant Thornton LLP Consent

Exhibit 99.1 Consolidated financial statements of Fannie May Confections Brands, Inc.

Exhibit 99.2 Unaudited pro forma condensed combined financial statements of 1-800-Flowers.com, Inc. and Fannie May Confections Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800-FLOWERS.COM, Inc.

Dated: July 17, 2006	By: /s/ William E. Shea Chief Financial Officer, Senior Vice President - Finance and Administration